Exhibit 10.1

AMENDED AND RESTATED BUSINESS MANAGEMENT AGREEMENT

THIS AMENDED AND RESTATED BUSINESS MANAGEMENT AGREEMENT (this “Agreement”) is entered into effective as of December 23,  2013, by and between Hospitality Properties Trust, a Maryland real estate investment trust (the “Company”), and Reit Management & Research LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the Company and the Manager are parties to an Amended and Restated Business Management Agreement, dated as of December 10, 2012 (the “Amended Agreement”); and

WHEREAS, the Company and the Manager wish to continue the Amended Agreement in force and effect with respect to services performed and fees due with respect to such services, on and prior to December 31, 2013, but wish to amend and restate the Amended Agreement as hereinafter provided, effective with respect to services performed and fees due with respect to such services, on and after January 1, 2014;

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree that the Amended Agreement is hereby amended and restated to read in its entirety as follows:

1.                                      Engagement.  Subject to the terms and conditions hereinafter set forth, the Company hereby continues to engage the Manager to provide the management and real estate investment services contemplated by this Agreement with respect to the Company’s business and real estate investments and the Manager hereby accepts such continued engagement.

2.                                      General Duties of the Manager.  The Manager shall use its reasonable best efforts to present to the Company a continuing and suitable real estate investment program consistent with the real estate investment policies and objectives of the Company.  Subject to the management, direction and supervision of the Company’s Board of Trustees (the “Trustees”), the Manager shall:

(a)                                 provide research and economic and statistical data in connection with the Company’s real estate investments and recommend changes in the Company’s real estate investment policies when appropriate;

(b)                                 (i)  investigate and evaluate investments in, or acquisitions or dispositions of, real estate and related interests, and financing and refinancing opportunities, (ii) make recommendations concerning specific investments to the Trustees, and (iii) evaluate and negotiate contracts with respect to the foregoing, in each case, on behalf of the Company and in the furtherance of the Company’s real estate financing objectives;

(c)                                  investigate, evaluate and negotiate the prosecution and negotiation of any claims of the Company in connection with its real estate investments;

(d)                                 administer bookkeeping and accounting functions as are required for the management and operation of the Company, contract for audits and prepare or cause to be prepared such reports and filings as may be required by any governmental authority in connection with the ordinary conduct of the Company’s business, and otherwise advise and assist the Company with its compliance with applicable legal and regulatory requirements, including without limitation, periodic reports, returns or statements required under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), the Internal Revenue Code of 1986, as amended and any regulations and rulings thereunder (the “Internal Revenue Code”), the securities and tax statutes of any jurisdiction in which the Company is obligated to file such reports, or the rules and regulations promulgated under any of the foregoing;

(e)                                  advise and assist in the preparation and filing of all offering documents (public and private), and all registration statements, prospectuses or other documents filed with the Securities and Exchange Commission (the “SEC”) or any state (it being understood that the Company shall be responsible for the content of any and all of its offering documents and SEC filings (including, without limitation, those filings referred to in Section 2(d) hereof), and the Manager shall not be held liable for any costs or liabilities arising out of any misstatements or omissions in the Company’s offering documents or SEC filings, whether or not material, and the Company shall promptly indemnify the Manager from such costs and liabilities);

(f)                                   retain counsel, consultants and other third party professionals on behalf of the Company;

(g)                                  provide internal audit services as hereinafter provided;

(h)                                 advise and assist with the Company’s risk management and oversight function;

(i)                                     to the extent not covered above, advise and assist the Company in the review and negotiation of the Company’s contracts and agreements, coordination and supervision of all third party legal services and oversight of processing of claims by or against the Company;

(j)                                    advise and assist the Company with respect to the Company’s public relations, preparation of marketing materials, internet website and investor relations services;

(k)                                 provide office space, office equipment and the use of accounting or computing equipment when required;

(l)                                     advise and assist with respect to: the design, operation and maintenance of network infrastructure, including telephone and data transmission lines, voice mail, facsimile machines, cellular phones, pager, etc.; and local area network and wide area network communications support; and

(m)                             provide personnel necessary for the performance of the foregoing services.

In performing its services under this Agreement, the Manager may utilize facilities, personnel and support services of various of its affiliates.  The Manager shall be responsible for paying such affiliates for their personnel and support services and facilities out of its own funds unless otherwise approved by a majority vote of the Independent Trustees (the “Independent Trustees”), as defined in the Company’s Bylaws, as in effect from time to time (the  “Bylaws”).  Notwithstanding the foregoing, fees, costs and expenses of any third party which is not an affiliate of the Manager retained as permitted hereunder are to be paid by the Company.  Without limiting the foregoing sentence, any such fees, costs or expenses referred to in the immediately preceding sentence which may be paid by the Manager shall be reimbursed to the Manager by the Company promptly following submission to the Company of a statement of any such fees, costs or expenses by the Manager.

Notwithstanding anything herein, it is understood and agreed that the duties of, and services to be provided by, the Manager pursuant to this Agreement shall not include (i) any investment management or related services with respect to any assets of the Company as the Company may wish to allocate from time to time to investments in “securities” (as defined in the Investment Advisers Act of 1940, as amended), (ii) any services that would subject the Manager to registration with the Commodity Futures Trading Commission as a “commodity trading advisor” (as such term is defined in Section 1a(12) of the Commodity Exchange Act and in CFTC Regulation 1.3(bb)(1)), or affirmatively require it to make any exemptive certifications or similar filings with respect to “commodity trading advisor” registration status or (iii) any services or the taking any action that would render the Manager a “municipal advisor” as defined in Section 15B(e)(4) of the Exchange Act.

3.                                      Bank Accounts.  The Manager shall establish and maintain one or more bank accounts in its own name or in the name of the Company, and shall collect and deposit into such account or accounts and may disburse therefrom any monies on behalf of the Company, provided that no funds in any such account shall be commingled with any funds of the Manager or any other person or entity.  The Manager shall from time to time, or at any time requested by the Trustees, render an appropriate accounting of such collections and payments to the Trustees and to the auditors of the Company.

4.                                      Records.  The Manager shall maintain appropriate books of account and records relating to this Agreement, which books of account and records shall be available for inspection by representatives of the Company upon reasonable notice during ordinary business hours.

5.                                      Information Furnished to Manager.  The Trustees shall at all times keep the Manager fully informed with regard to the real estate investment policies of the Company, the capitalization policy of the Company, and generally the Trustees’ then current intentions as to the future of the Company.  In particular, the Trustees shall notify the Manager promptly of their intention to sell or otherwise dispose of any of the Company’s real estate investments or to make any new real estate investment.  The Company shall furnish the Manager with such information with regard to its affairs as the Manager may from time to time reasonably request.  The Company shall retain legal counsel and accountants to provide such legal and accounting advice, services and opinions as the Manager or the Trustees shall deem necessary or appropriate to adequately perform the functions of the Company.

6.                                      REIT Qualification; Compliance with Law and Organizational Documents.  Anything else in this Agreement to the contrary notwithstanding, the Manager shall refrain from any action (including, without limitation, the furnishing or rendering of services to tenants of property or managing real property) which, in its good faith judgment, or in the judgment of the Trustees as transmitted to the Manager in writing, would (a) adversely affect the qualification of the Company as a real estate investment trust as defined and limited in the Internal Revenue Code or which would make the Company subject to the Investment Company Act of 1940, as amended (the “1940 Act”), (b) violate any law or rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or over its securities, or (c) not be permitted by the Company’s Declaration of Trust, as in effect from time to time (the “Declaration of Trust”), or Bylaws, except if such action shall be approved by the Trustees, in which event the Manager shall promptly notify the Trustees of the Manager’s judgment that such action would adversely affect such qualification, make the Company subject to the 1940 Act or violate any such law, rule, regulation or policy, or the Declaration of Trust or Bylaws and shall refrain from taking such action pending further clarification or instructions from the Trustees.  In addition, the Manager shall take such affirmative steps which, in its judgment made in good faith, or in the judgment of the Trustees as transmitted to the Manager in writing, would prevent or cure any action described in (a), (b) or (c) above.

7.                                      Manager Conduct.

(a)                                 The Manager shall adhere to, and shall require its officers and employees in the course of providing services to the Company to adhere to, the Company’s Code of Business Conduct and Ethics as in effect from time to time.

(b)                                 Neither the Manager nor any affiliate of the Manager shall sell any property or assets to the Company or purchase any assets from the Company, directly or indirectly, except as approved by a majority vote of the Independent Trustees.  No compensation, commission or remuneration shall be paid to the Manager or any affiliate of the Manager on account of services provided to the Company except as provided by this Agreement, the Property Management Agreement (hereafter defined) or otherwise approved by a majority vote of the Independent Trustees.

(c)                                  The Manager may engage in other activities or businesses and act as the Manager to any other person or entity (including other real estate investment trusts) even though such person or entity has investment policies and objectives similar to those of the Company.  The Company recognizes that it is not entitled to preferential treatment and is only entitled to equitable treatment in receiving information, recommendations and other services from the Manager.  The Manager shall act in good faith to endeavor to identify to the Independent Trustees any conflicts that may arise among the Company, the Manager and/or any other person or entity on whose behalf the Manager may be engaged and the Manager shall have no liability on account thereof except for bad faith, willful or wanton misconduct or gross negligence.

(d)                                 The Manager shall make available sufficient experienced and appropriate personnel to perform the services and functions specified, including, without limitation, serving as the officers of the Company.  Such persons shall receive no compensation from the Company for their services to the Company in any such capacities, except that the Company may make awards to employees of the Manager and others under the Company’s Equity Compensation Plan or any other equity plan adopted by the Company from time to time. The Manager shall not be obligated to dedicate any of its personnel exclusively to the Company nor shall the Manager or any of its personnel be obligated to dedicate any specific portion of its or their time to the Company or its business, except as necessary to perform the services provided for herein.

8.                                      No Partnership or Joint Venture.  The Company and the Manager are not partners or joint venturers with each other and neither the terms of this Agreement nor the fact that the Company and the Manager have joint interests in any one or more investments, ownership or other interests in any one or more entities or may have common officers or employees or a tenancy relationship shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

9.                                      Fidelity Bond.  The Manager shall not be required to obtain or maintain a fidelity bond in connection with the performance of its services hereunder.

10.                               Management Fee.  The Manager shall be paid, for the services rendered by it to the Company pursuant to this Agreement, an annual management fee (the “Management Fee”).  The Management Fee for each year shall equal the lesser of:

(a)                                 the sum of (i) seven tenths of one percent (0.7%) of the Average Invested Capital (as defined below) up to $250,000,000, plus (ii) one half of one percent (0.5%) of the Average Invested Capital exceeding $250,000,000; and

(b)                                 the sum of (i) seven tenths of one percent (0.7%) of the Average Market Capitalization (as defined below) up to $250,000,000, plus (ii) one half of one percent (0.5%) of the Average Market Capitalization exceeding $250,000,000.

For purposes of this Agreement:

“Average Invested Capital” of the Company shall mean the daily weighted average of the total historical cost of the consolidated assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate and personal property owned in connection with such real estate (collectively, “Properties”) (including acquisition related costs and costs which may be allocated to intangibles or are unallocated and excluding the historical cost of Properties representing investments by the Company funded from a furniture, fixtures and equipment reserve or other improvements funded by the Company that do not result in an increase in the minimum rents or owner’s priority returns payable to the Company under the related lease or management agreement), before reserves for depreciation amortization, impairment charges or bad debts or other similar noncash reserves, computed by taking the weighted average of such values at the beginning and end of the period for which Average Invested Capital is calculated.

“Average Market Capitalization” of the Company shall mean the average of the closing prices per Common Share on the New York Stock Exchange for each trading day during the period for which Average Market Capitalization is calculated multiplied by the average number of Common Shares outstanding during such period, plus the daily weighted average of aggregate liquidation preference of each class of the Company’s preferred shares outstanding during such period, plus the daily weighted average of the aggregate principal amount of the Company’s consolidated indebtedness during such period.

Payment of ninety (90%) of the Management Fee shall be made in cash and the balance by issuance of shares of the Company’s Common Shares of Beneficial Interest (“Common Shares”).  The number of Common Shares to be issued in payment of the balance of the Management Fee shall be the whole number of shares (disregarding any fraction) equal to the value of ten percent (10%) of the Management Fee divided by the average of the closing prices of the Common Shares on the New York Stock Exchange for each trading day during the period in respect of which the Management Fee is being paid.  The Common Shares issued in partial payment of the Management Fee will be fully vested upon issuance.

The Management Fee shall be computed and payable monthly by the Company within thirty (30) days following the end of each month.  Computation of the Management Fee shall be based upon the Company’s monthly financial statements and the Average Market Capitalization for the month in respect of which the Management Fee is paid.  A copy of such computation shall be delivered to the Manager accompanied by payment of the Management Fee shown thereon to be due and payable.

11.                               Incentive Fee.

In addition to the Management Fee, the Manager shall be paid an annual incentive fee (the “Incentive Fee”), not in excess of the Cap (as defined below), equal to twelve percent (12%) of the product of (a) the Equity Market Capitalization (as defined below) and (b) the amount (expressed as a percentage) by which the Total Return Per Share (as defined below) during the relevant Measurement Period exceeds the Benchmark Return Per Share (as defined below) or the Adjusted Benchmark Return Per Share (as defined below), if applicable, for the relevant Measurement Period, as reduced by the Low Return Factor, if applicable, in the case of the Adjusted Benchmark Return Per Share.

For purposes of this Agreement:

“Benchmark Return Per Share” shall mean the cumulative percentage total shareholder return of the SNL Index for the relevant Measurement Period, but not less than zero, provided if the Total Return Per Share is in excess of twelve percent (12%) per year in any Measurement Period, the Benchmark Return Per Share for such Measurement Period shall be the lesser of the total shareholder return of the SNL Index for such Measurement Period and twelve percent (12%) per year (the “Adjusted Benchmark Return Per Share”), all determined on a cumulative basis after the initial Measurement Period, i.e. twelve percent (12% ) per year multiplied by the number of years in such Measurement Period and the cumulative SNL Index.

“Cap” shall mean a amount equal to the value of the number of Common Shares which would, after issuance, represent one and one-half percent (1.5%) of the Common Shares then outstanding multiplied by the Final Share Price for the Measurement Period in respect of which the Common Shares are to be issued in payment of the Incentive Fee.

“Equity Market Capitalization” shall mean the total number of Common Shares outstanding on the last trading day of the year immediately prior to the first year of any Measurement Period multiplied by the Initial Share Price for such Measurement Period.

“Final Share Price” shall mean, with respect to any Measurement Period, the average closing price of the Common Shares on the New York Stock Exchange on the ten (10) consecutive trading days having the highest average closing prices during the final thirty (30) trading days in the last year of the Measurement Period.

“Initial Share Price” shall mean the closing price of the Common Shares on the New York Stock Exchange on the last trading day of the year immediately prior to the first year of any Measurement Period, provided with respect to calculation of the Incentive Fee in the years ending December 31, 2014 and December 31, 2015, the

Initial Share Price shall be the closing price of the Common Shares on the New York Stock Exchange on the last trading day of the year ending December 31, 2013.

“Low Return Factor” shall mean, where the Incentive Fee is determined based upon the amount (expressed as a percentage) by which the Total Return Per Share is in excess of the Adjusted Benchmark Return Per Share, a reduction in the Incentive Fee if the Total Return Per Share is between 200 basis points and 500 basis points below the SNL Index in any year; if the Total Return Per Share is 500 basis points below the SNL Index in any year, it shall be reduced to zero and if it is below the SNL Index by more than 200 basis points, but no more than 500 basis points, it shall be reduced by a percentage determined by linear interpolation between 200 and 500, determined on a cumulative basis after the first Measurement Period, i.e. between 200 basis points and 500 basis points per year multiplied by the number of years in such Measurement Period and below the cumulative SNL Index.

“Measurement Period” shall mean, initially, the year ending December 31, 2014; for the year beginning January 1, 2015 the consecutive two year period including the then current year and the immediately prior year; and for the year beginning January 1, 2016, and thereafter, a consecutive three year period including the then current year and the immediately prior two years.

“SNL Index” shall mean the SNL US REIT Hotel Index as published from time to time (or a successor index including a comparable universe of United States publicly treated real estate investment trusts).

“Total Return Per Share” of the holders of Common Shares shall mean a percentage determined by subtracting the Initial Share Price for the relevant Measurement Period from the sum of the Final Share Price for such Measurement Period, plus the aggregate amount of dividends declared in respect of a Common Share during such Measurement Period, and dividing the result by such Initial Share Price.  Computation of the Total Return Per Share shall be made annually by the Company as of the last day of the year.

Payment of the Incentive Fee shall be made by issuance of Common Shares.  The number of Common Shares to be issued in payment of the Incentive Fee shall be the whole number of shares (disregarding any fraction) equal to the value of the Incentive Fee divided by the Final Share Price.  One third of the Company Shares issued in payment of the Incentive Fee will be vested on the date of issuance and one third on each anniversary thereafter.

The Incentive Fee shall be computed and payable within thirty (30) days following the end of each year.  Computation of the Incentive Fee shall be based upon the Total Return Per Share, the Benchmark Return Per Share and the Equity Market Capitalization for the relevant Measurement Period, provided if additional Common Shares are issued during any Measurement Period, the computation of the Incentive Fee (including the determinations of Total Return Per Share, Equity Market Capitalization and Initial Share Price) shall give effect to the price at which such additional Common Shares were issued, the number of such additional Common Shares issued, the dividends paid in respect of such additional Common Shares and the length of time such additional Common Shares were outstanding.  A copy of such computation shall be delivered to the Manager accompanied by payment of the Incentive Fee shown thereon to be due and payable.

If the Company’s financial statements are restated due to material non-compliance with any financial reporting requirements under the securities laws as a result of the Manager’s bad faith, willful or wanton misconduct or gross negligence, for one or more periods in respect of which the Manager received an Incentive Fee, the Incentive Fee payable with respect to periods for which there has been a restatement shall be recalculated by, and approved by a majority vote of, the Independent Trustees in light of such restatement and the Manager, at its election, shall either return to the Company any Common Shares in excess of those which the Manager would have received based upon the Incentive Fee as recalculated or reimburse the Company in cash for the value of such Common Shares.

12.                               Restrictions on Issuing Common Shares.  If issuance of any portion of the Common Shares to be issued in payment of a portion of the Management Fee or in payment of the Incentive Fee in any year would be limited by applicable law and regulations, including the regulations of the New York Stock Exchange, such portion of the Management Fee to be paid in Common Shares or such portion of the Incentive Fee which may not be paid by issuance of Common Shares shall be paid in cash.

13.                               Share Splits, etc.  For purposes of determining the Management Fee or the Incentive Fee, if there shall occur a share split, dividend, subdivision, combination, consolidation or recapitalization with respect to the Common Shares during a year involved in such determination, the number of Common Shares outstanding during the relevant periods shall be proportionally adjusted to give effect to such share split, dividend, subdivision, combination, consolidation or recapitalization as if it had occurred as of the first day of the period in respect of which the Management Fee or Incentive Fee is being paid.

14.                               Registration Rights.

(a)                                 At any time after the issuance of Common Shares to the Manager pursuant to this Agreement the Manager or an Eligible Person may request that the Company file a registration statement on Form S-3 or a successor form thereto (each a “Registration Statement”) with the SEC to effect the registration of resales of all or any portion of the Subject Common Shares (as hereafter defined) under the Securities Act, of 1933, as amended, and the rules and regulations thereunder (the Securities Act”), for sale or other disposition in accordance with the intended method of disposition, but in no case shall more than two requests be made in any year.  Upon receipt of such request, the Company will use commercially reasonable best efforts to effect and maintain the registration described above to permit the sale of the Subject Common Shares in accordance with the intended method or methods of disposition thereof and in accordance with applicable law and regulations.  The Company consents to the use of each prospectus (including any supplemental prospectus) in connection with the offering and sale of the Subject Common Shares covered by any such Registration Statement as in effect from time to time.  Prior to the use of any prospectus (including any supplemental prospectus) in connection with the offering and sale of the Subject Common Shares covered by any Registration Statement as in effect from time to time, the Manager and/or such Eligible Person(s) shall notify the Company of such use.

(b)                                 Anything in this Section 14 to the contrary notwithstanding, the Company may postpone the filing or, following the filing if not automatically effective, the effectiveness of a Registration Statement and may cease to permit the use or continued use of any Registration Statement if, in the good faith judgment the Company or its officers or trustees, the filing or use thereof would (i) materially interfere with a significant acquisition, disposition, financing or other transaction involving the Company, (ii) result in the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential and that is not then otherwise required to be disclosed or (iii) render the Company unable to comply with requirements under the Securities Act or the Exchange Act.  In such event (A) if the applicable Registration Statement has become effective, the Manager and/or such Eligible Person(s) will forthwith discontinue (or cause the discontinuance of) disposition of Subject Common Shares until it is advised by the Company that the use of such Registration Statement may be resumed or (B) the Manager or such Eligible Person(s) shall be entitled to withdraw its request for the filing of the applicable Registration Statement and, if such request is withdrawn, such request shall not count as one of the permitted requests for registration of Subject Common Shares hereunder and the Company shall pay all Registration Expenses in connection with such withdrawn registration.

(c)                                  Except as otherwise provided herein, the Manager and/or such Eligible Person(s) shall pay all Registration Expenses (as defined below) in connection with the registration of the Subject Common Shares pursuant to the provisions of this Section 14 and in connection with any offer and sale or other disposition thereof.

(d)                                 At any time when a prospectus relating to the Subject Common Shares is required to be delivered under the Securities Act, the Company shall promptly notify the Manager and each Eligible Person of the existence of any event or circumstance which results in any Registration Statement or prospectus (including any document incorporated therein by reference) containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of the Manager or an Eligible Person(s), the Company shall prepare a supplement or amendment to such Registration Statement, prospectus or document or file a Form 8-K or other appropriate form under the Exchange Act so that, after giving effect thereto and, if applicable to the delivery any applicable amendment or supplement to the prospectus to the purchasers of such Subject Common Shares, such any Registration Statement and prospectus (including any document incorporated therein by reference) shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.  The Company shall (i) notify the Manager and/or such Eligible Person(s) promptly of any request by the SEC for the amending or supplementing of a Registration Statement or prospectus or for additional information and (ii) advise the Manager and/or such Eligible Person(s) promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of any Registration Statement applicable to Subject Common Shares or the initiation or threatening of any proceeding for such purpose.

(e)                                  In connection with any Registration Statement or any use thereof, the Manager and/or such Eligible Person(s) shall deliver to the Company such written undertakings as the Company and its counsel may reasonably request in order to assure full compliance with applicable provisions of the Securities Act and the Exchange Act.

(f)                                   The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the Manager and/or such Eligible Person(s), their respective officers, directors, managers, members, and affiliates, and each other person, if any, who controls any of the foregoing persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, preliminary prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance.

(g)                                  In connection with each Registration, the Manager and/or such Eligible Person(s) shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each trustee of the Company, each officer of the Company who shall sign such Registration Statement, and each person who controls any of the foregoing persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by the Manager and/or such Eligible Person(s) for inclusion therein.

(h)                                 If the Company proposes to file a Registration Statement with respect to an offering of Common Shares, or securities or other obligations exercisable or exchangeable for, or convertible into, Common Shares for its own account or for any other shareholder of the Company for such shareholder’s account, other than a Registration Statement (i) filed in connection with any employee benefit plan (unless any Subject Common Shares were or are issued pursuant to such plan), (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt securities convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) filed on Form S-4 (or a successor form), then the Company shall (x) give written notice of such proposed filing to the Manager and each Eligible Person as soon as practicable and offer the Manager and each Eligible Person the opportunity to register the sale of such number of Subject Common Shares as the Manager and/or any Eligible Person(s) may request within five (5) business days following receipt of such notice (a “Piggy-Back Registration”).  The Company shall cause such Subject Common Shares to be included in such registration and shall use commercially reasonable best efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit the Subject Common Shares requested to be included to be included on the same terms and conditions as any similar securities of the Company.  If the Piggy-Back Registration involves an underwriter(s), the Manager and/or such Eligible Person(s) shall enter into an underwriting agreement in customary form and complete and execute any agreements and documents reasonably required or which are otherwise customary under the terms of such underwriting agreement, and furnish to the Company such information as the Company may reasonably request in writing for inclusion in the Registration Statement or such information that is otherwise customary.

(i)                                     If the managing underwriter(s) for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the Manager and/or the Eligible Person(s) that the dollar amount or number of Common Shares or other securities which the Company, in good faith, desires to sell, taken together with Common Shares or other securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the Manager, the Subject Common Shares as to which registration has been requested under this Section 14, and the Common Shares or other securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the number of Common Shares (the “Maximum Number of Shares”) which can be sold in the offering without adversely affecting the offering, then the Company shall include in any such registration:

(i)                                     if the registration is undertaken for the Company’s account: (A) first, the shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause, the shares or other securities, if any, including the Subject Common Shares, as to which registration has been requested in good faith pursuant to written contractual piggy-back registration rights of security holders (pro rata in accordance with the number of Common Shares or other securities which each such person has actually requested to be included in such registration, regardless of the number of shares or other securities with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares; and

(ii)                                  if the registration is a “demand” registration undertaken at the demand of persons, other than the Manager or an Eligible Person(s), pursuant to written contractual arrangements with such persons, (A) first, the Common Shares or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause, the Common Shares or other securities that the Company desires, in good faith, to sell that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses, the shares or other securities, if any, including the Subject Company Shares, as to which registration has been requested, in good faith, pursuant to written contractual piggy-back registration rights which other security holders desire to sell (pro rata in accordance with the number of Common Shares or other securities which each such person has actually requested to be included in such registration, regardless of the number of shares or other securities with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares.

(j)                                    For purposes of this Section 14:

“Eligible Person” means any holder of Subject Common Shares who is (i) an affiliate or the Manager, (ii) each direct or indirect owner of the Manager, and (iii) with respect to any of the foregoing persons who is a natural person, (A) a natural person related by lineal consanguinity to such Person or to the spouse of such Person, (B) the spouse of such Person or of any natural person described in clause (A) above, (C) all natural persons related to those natural persons described in clause (A) or clause (B) by lineal consanguinity and (iv) an inter vivos trust, limited partnership, corporation or limited liability company that, at the time of the transfer of Common Shares to such inter vivos trust, limited partnership, corporation or limited liability company, is entirely owned beneficially and of record by (A) one or more of the natural persons described in clause (iii) or (iv) above, (B) one or more inter vivos trusts, limited partnerships, corporations or limited liability companies that is or are entirely owned beneficially and of record one or more of the natural persons described in clause (ii) or (iii) above, and/or one or more entities that are exempt from the payment of federal income tax pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or any successor statute.  For purposes of this definition adopted natural persons shall be considered the natural born child of their adoptive parents, and lineal consanguinity is that relationship that exists between natural persons of whom one is descended (or ascended) in a direct line from the other, as between son, father, grandfather, and great-grandfather;

“Registration Expenses” means all costs and expenses incurred by the Manager or an Eligible Person(s) or the Company in complying with its obligations pursuant to this Section 14 and in connection with the registration and disposition by the Manager and/or an Eligible Person(s) of Subject Common Shares, including, without limitation, all (or where appropriate any one or more) of the following:  all registration and filing fees; fees and expenses of compliance with securities or blue sky laws (including without limitation reasonable fees and disbursements of counsel in connection with blue sky and state securities qualifications of the Subject Common Shares); printing and delivery expenses; reasonable fees and disbursements of counsel for the Company and the Manager and/or any Eligible Person; reasonable fees and disbursements of all independent public accountants of the Company (including fees and disbursements in connection with any audit required solely by reason of a registration of Subject Common Shares pursuant to this Section 14); fees and expenses of other persons, including any experts, reasonably retained by the Company after notice to the Manager and/or any Eligible Person(s); discounts, commissions, fees and disbursements of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Subject Common Shares; any transfer taxes imposed on the transfer of the Subject Common Shares;

“Rule 144” means Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule; and

“Subject Common Shares” means (i) the Common Shares issued to the Manager by the Company pursuant to this Agreement and (ii) all Common Shares or other equity securities of the Company derived from the Common Shares described in clause (i) above, whether as a result of merger, consolidation, stock split, stock dividend, stock distribution, stock combination, recapitalization or similar event, in either case other than any such Common Shares that (A) have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (B) sold to the public pursuant to Rule 144, (C) have otherwise ceased to be “restricted securities” within the meaning of Rule 144, (D) the seller thereof is deemed under Rule 144 not to be an underwriter of those Common Shares within the meaning of Section 2(a)(11) of the Securities Act by reason of the sale thereof to the public without limitation as to timing, volume or manner of sale.

15.                               Internal Audit Services.  The Manager shall provide to the Company an internal audit function meeting applicable requirements of the New York Stock Exchange and the Securities and Exchange Commission and otherwise in scope approved by the Audit Committee.  In addition to the Fees, the Company agrees to reimburse the Manager, within 30 days of the receipt of the invoice therefor, the Company’s pro rata share (as reasonably agreed to by a majority of the Independent Trustees from time to time) of the following:

(a)                                 employment expenses of the Manager’s director of internal audit and other employees of the Manager actively engaged in providing internal audit services, including but not limited to salary, wages, payroll taxes and the cost of employee benefit plans; and

(b)                                 the reasonable travel and other out-of-pocket expenses of the Manager relating to the activities of the Manager’s director of internal audit and other of the Manager’s employees actively engaged in providing internal audit services and the reasonable third party expenses which the Manager incurs in connection with its provision of internal audit services.

In addition, the Manager shall make available (which may be by posting to the Company’s web site) to its officers and employees providing such services to the Company the procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters relating to the Company and for the confidential, anonymous submission by such officers and employees of concerns regarding questionable accounting or auditing matters relating to the Company, as set forth in the Company’s Procedures for Handling Concerns or Complaints about Accounting, Internal Accounting Controls or Auditing Matters, as in effect from time to time.

16.                               Additional Services.   If, and to the extent that, the Company shall request the Manager to render services on behalf of the Company other than those required to be rendered by the Manager in accordance with the terms of this Agreement, such additional services shall be compensated separately on terms to be agreed upon between the Manager and the Company (and approved by majority vote of the Independent Trustees) from time to time.

17.                               Expenses of the Manager.  Except as otherwise expressly provided herein or approved by majority vote of the Independent Trustees, the Manager shall bear the following expenses incurred in connection with the performance of its duties under this Agreement:

(a)                                 employment expenses of the personnel employed by the Manager, including but not limited to, salaries, wages, payroll taxes and the cost of employee benefit plans;

(b)                                 fees and travel and other expenses paid to directors, officers and employees of the Manager, except fees and travel and other expenses of such persons who are Trustees or officers of the Company incurred in their capacities as Trustees or officers of the Company;

(c)                                  rent, telephone, utilities, office furniture, equipment and machinery (including computers, to the extent utilized) and other office expenses of the Manager, except to the extent such expenses relate solely to an office maintained by the Company separate from the office of the Manager; and

(d)                                 miscellaneous administrative expenses relating to performance by the Manager of its obligations hereunder.

18.                               Expenses of the Company.  Except as expressly otherwise provided in this Agreement, the Company shall pay all its expenses not payable by the Manager, and, without limiting the generality of the foregoing, it is specifically agreed that the following expenses of the Company shall be paid by the Company and shall not be paid by the Manager:

(a)                                 the cost of borrowed money;

(b)                                 taxes on income and taxes and assessments on real and personal property, if any, and all other taxes applicable to the Company;

(c)                                  legal, auditing, accounting, underwriting, brokerage, listing, reporting, registration and other fees, and printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, trading, registration and stock exchange listing of the Company’s securities, including transfer agent’s, registrar’s and indenture trustee’s fees and charges;

(d)                                 expenses of organizing, restructuring, reorganizing or terminating the Company, or of revising, amending, converting or modifying the Company’s organizational documents;

(e)                                  fees and travel and other expenses paid to Trustees and officers of the Company in their capacities as such (but not in their capacities as officers or employees of the Manager) and fees and travel and other expenses paid to advisors, contractors, mortgage servicers, consultants, and other agents and independent contractors employed by or on behalf of the Company;

(f)                                   expenses directly connected with the investigation, acquisition, disposition or ownership of real estate interests or other property (including third party property diligence costs, appraisal reporting, the costs of foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair, improvement and local management of property), other than expenses with respect thereto of employees of the Manager, to the extent that such expenses are to be borne by the Manager pursuant to Section 17 above;

(g)                                  all insurance costs incurred in connection with the Company (including officer and trustee liability insurance) or in connection with any officer and trustee indemnity agreement to which the Company is a party;

(h)                                 expenses connected with payments of dividends or interest or contributions in cash or any other form made or caused to be made by the Trustees to holders of securities of the Company;

(i)                                     all expenses connected with communications to holders of securities of the Company and other bookkeeping and clerical work necessary to maintaining relations with holders of securities, including the cost of preparing, printing, posting, distributing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Company’s securities;

(j)                                    legal, accounting and auditing fees and expenses, other than those described in subsection (c) above;

(k)                                 filing and recording fees for regulatory or governmental filings, approvals and notices to the extent not otherwise covered by any of the foregoing items of this Section 18;

(l)                                     expenses relating to any office or office facilities maintained by the Company separate from the office of the Manager; and

(m)                             the costs and expenses of all equity award or compensation plans or arrangements established by the Company, including the value of awards made by the Company to the Manager or its employees, if any.

19.                               Limits of Manager Responsibility; Indemnification; Company Remedies.  The Manager assumes no responsibility other than to render the services described herein in good faith and shall not be responsible for any action of the Trustees in following or declining to follow any advice or recommendation of the Manager.  The Manager, its shareholders, directors, officers, employees and affiliates will not be liable to the Company, its shareholders, or others, except by reason of acts constituting bad faith, willful or wanton misconduct or gross negligence in the performance of its obligations hereunder.  The Company shall reimburse, indemnify and hold harmless the Manager, its shareholders, directors, officers and employees and its affiliates for and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including without limitation all reasonable attorneys’, accountants’ and experts’ fees and expenses) in respect of or arising from any acts or omissions of the Manager with respect to the provision of services by it or performance of its obligations in connection with this Agreement or performance of other matters pursuant to specific instruction by the Trustees, except to the extent such provision or performance was in bad faith, was willful or wanton misconduct or was grossly negligent.  Without limiting the foregoing, the Company shall promptly advance expenses incurred by the indemnitees referred to in this section for matters referred to in this section, upon request for such advancement.

20.                               Term, Termination.  This Agreement shall continue in force and effect until December 31, 2014, and shall be automatically renewed for successive one year terms annually thereafter unless notice of non-renewal is given by the Company or the Manager before the end of the term.  It is expected that the terms and conditions may be reviewed by the Independent Trustees, or such of the Independent Trustees serving on the Compensation Committee of the Board of Trustees of the Company, at least annually.

Notwithstanding any other provision of this Agreement to the contrary, this Agreement, or any extension thereof, may be terminated by either party hereto upon sixty (60) days’ written notice to the other party, which termination, if by the Company, must be approved by a majority vote of the Independent Trustees, or if by the Manager, must be approved by a majority vote of the directors of the Manager.

Section 21 hereof shall govern the rights, liabilities and obligations of the parties upon termination of this Agreement; and, except as provided in Sections 19 and 21, such termination shall be without further liability of either party to the other, other than for breach or violation of this Agreement prior to termination.

21.                               Action Upon Termination.  From and after the effective date of any termination of this Agreement, the Manager shall be entitled to no compensation for services rendered hereunder for the remainder of the then-current term of this Agreement, but shall be paid, on a pro rata basis as set forth in this Section 21, all compensation due for services performed prior to the effective date of such termination, including without limitation, a pro-rata portion of the current year’s Incentive Fee (except as otherwise provided below).  Upon such termination, the Manager shall as promptly as practicable:

(a)                                 pay over to the Company all monies collected and held for the account of the Company by it pursuant to this Agreement, after deducting therefrom any accrued Management Fee or Incentive Fee  and reimbursements for its expenses to which it is then entitled;

(b)                                 deliver to the Trustees a full and complete accounting, including a statement showing all sums collected by it and a statement of all sums held by it for the period commencing with the date following the date of its last accounting to the Trustees; and

(c)                                  deliver to the Trustees all property and documents of the Company then in its custody or possession.

The Management Fee and Incentive Fee due upon termination shall be computed and payable within thirty (30) days following the date of termination.  A copy of all computations of the Management Fee and the Incentive Fee shall be delivered to the Manager accompanied by payment of the Management Fee and Incentive Fee shown thereon to be due and payable.

Upon any termination of this Agreement, all Common Shares previously issued in payment of the Incentive Fee shall be fully vested as of the date of termination, except if the Manager acted in bad faith, engaged in willful or wanton misconduct or was grossly negligent, in which case unvested Common Shares issued in payment of the Incentive Fee shall be forfeited and no Incentive Fee shall be due in the year of termination.

The Management Fee for any partial month prior to termination will be computed by multiplying the Management Fee which would have been earned for the full month by a fraction, the numerator of which is the number of days in the portion of such month during which this Agreement was in effect, and the denominator of which shall be 30.

For purposes of computation of the Incentive Fee for any partial year prior to termination, the last year of the Measurement Period will be deemed to have ended on the date of termination and the computation of the Incentive Fee shall be based upon prior whole years in the Measurement Period and with respect to the year in which termination occurred, the portion of the year in which termination occurred.

22.                               Trustee Action.  Wherever action on the part of the Trustees is contemplated by this Agreement, action by a majority of the Trustees, including a majority of the Independent Trustees, shall constitute the action provided for herein.

23.                               TRUSTEES AND SHAREHOLDERS NOT LIABLE.  THE DECLARATION OF TRUST OF THE COMPANY, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS, IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND PROVIDES THAT THE NAME HOSPITALITY PROPERTIES TRUST REFERS TO THE TRUSTEES COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY.  NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY.  ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

24.                               Notices.  Any notice, report or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, upon confirmation of receipt when transmitted by facsimile transmission, on the next business day if transmitted by a nationally recognized overnight courier or on the third business day following mailing by first class mail, postage prepaid, in each case as follows (or at such other United States address or facsimile number for a party as shall be specified by like notice):

If to the Company:

Hospitality Properties Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458

Attention:  President

Facsimile No.:  (617) 969-5730

If to the Manager:

Reit Management & Research LLC

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458

Attention:  President

Facsimile No.:  (617) 928-1305

25.                               Amendments.  This Agreement shall not be amended, changed, modified, terminated, or discharged in whole or in part except by an instrument in writing signed by each of the parties hereto, or by their respective successors or assigns, or otherwise as provided herein.

26.                               Assignment.  Neither party may assign this Agreement or its rights hereunder or delegate its duties hereunder without the written consent of the other party, except in the case of an assignment or delegation by the Manager to a corporation, partnership, limited liability company, association, trust, or other successor entity which may take over the property and carry on the affairs of the Manager and which remains under the control of one or more persons who controlled the operations of the Manager immediately prior to such assignment or delegation.

27.                               Successors and Assigns.  This Agreement shall be binding upon any successors or permitted assigns of the parties hereto as provided herein.

28.                               No Third Party Beneficiary.  Except as otherwise provided in Section 14 and Section 30(i), no person or entity other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

29.                               Governing Law.  The provisions of this Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

30.                               Arbitration.

(a)                                 Any disputes, claims or controversies between the parties (i) arising out of or relating to this Agreement or the provision of services by the Manager pursuant to this Agreement, or (ii) brought by or on behalf of any shareholder of the Company (which, for purposes of this Section 30, shall mean any shareholder of record or any beneficial owner of shares of the Company, or any former shareholder of record or beneficial owner of shares of the Company), either on his, her or its own behalf, on behalf of the Company or on behalf of any series or class of shares of the Company or shareholders of the Company against the Company or any trustee, officer, manager (including Manager or its successor), agent or employee of the Company, including disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration agreement, the Declaration of Trust or the Bylaws (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 30.  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against trustees, officers or managers of the Company and class actions by a shareholder against those individuals or entities and the Company.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.

(b)                                 There shall be three arbitrators. If there are only two parties to the Dispute, each party shall select one arbitrator within 15 days after receipt of a demand for arbitration. Such arbitrators may be affiliated or interested persons of such parties. If there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one arbitrator within 15 days after receipt of a demand for arbitration. Such arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be. If either a claimant (or all claimants) or a respondent (or all respondents) fail to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request the AAA to provide a list of three proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten days from the date the AAA provides such list to select one of the three arbitrators proposed by AAA. If such party (or parties) fail to select such arbitrator by such time, the party (or parties) who have appointed the first arbitrator shall then have ten days to select one of the three arbitrators proposed by AAA to be the second arbitrator; and, if he/they should fail to select such arbitrator by such time, the AAA shall select, within 15 days thereafter, one of the three arbitrators it had proposed as the second arbitrator. The two arbitrators so appointed shall jointly appoint the third and presiding arbitrator

(who shall be neutral, impartial and unaffiliated with any party) within 15 days of the appointment of the second arbitrator. If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

(c)                                  The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.

(d)                                 There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.

(e)                                  In rendering an award or decision (the “Award”), the arbitrators shall be required to follow the laws of The Commonwealth of Massachusetts.  Any arbitration proceedings or Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based.

(f)                                   Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of the Company’s award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third appointed arbitrator.

(g)                                  An Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

(h)                                 Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  Each party against which the Award assesses a monetary obligation shall pay that obligation on or before the 30th day following the date of the Award or such other date as the Award may provide.

(i)                                     This Section 30 is intended to benefit and be enforceable by the shareholders, directors, officers, managers (including the Manager or its successor), agents or employees of the Company and the Company and shall be binding on the shareholders of the Company and the Company, as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

31.                               Consent to Jurisdiction and Forum.  This Section 31 is subject to, and shall not in any way limit the application of, Section 30; in case of any conflict between this Section 31 and Section 30, Section 30 shall govern.  The exclusive jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall lie in any federal or state court located in Boston, Massachusetts.  By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for itself and in respect of its property with respect to such action. The parties irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action.  The parties further agree and consent to the service of any process required by any such court by delivery of a copy thereof in accordance with Section 24 and that any such delivery shall constitute valid and lawful service of process against it, without necessity for service by any other means provided by statute or rule of court.

32.                               Captions.  The captions included herein have been inserted for ease of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

33.                               Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes and cancels any pre-existing agreements with respect to such subject matter.

34.                               Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

35.                               Survival.  The provisions of Sections 2 (limited to the obligation of the Company to indemnify the Manager for matters provided thereunder), 14, 19, 20 (limited to the last paragraph of such Section), 21, 23, 24, 28, 29, 30, 31 and 35 of this Agreement shall survive the termination hereof.

36.                               Other Agreements.  The parties hereto are also parties to an Amended and Restated Property Management Agreement, dated as of January 13, 2010, (as amended, the “Property Management Agreement”).  The parties agree that this Agreement does not include or otherwise address the rights and obligations of the parties under the Property Management Agreement and that the Property Management Agreement provides for its own separate rights and obligations of the parties thereto, including without limitation separate compensation payable by the Company and the other Owners (as defined in the Property Management Agreement) to the Manager thereunder for services to be provided by the Manager pursuant to the Property Management Agreement.

37.                               Equal Employment Opportunity Employer.  The Manager is an equal employment opportunity employer and complies with all applicable state and federal laws to provide a work environment free from discrimination and without regard to race, color, sex, sexual orientation, national origin, ancestry, religion, creed, physical or mental disability, age, marital status, veteran’s status or any other basis protected by applicable laws.

[Signature Page To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, under seal, as of the day and year first above written.

HOSPITALITY PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Name: Mark L. Kleifges
Title: Treasurer and Chief Financial Officer

REIT MANAGEMENT & RESEARCH LLC

By:	/s/ Adam D. Portnoy
Name: Adam D. Portnoy
Title: President and Chief Executive Officer

[Signature Page to Amended and Restated Business Management Agreement]